    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2004
                          REGISTRATION NO. 333-________

                       ----------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                      TODCO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE
  (STATE OR OTHER JURISDICTION                           76-0544217
OF INCORPORATION OR ORGANIZATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                 2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 800
                              HOUSTON, TEXAS 77042
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                         TODCO LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               RANDALL A. STAFFORD
                               -------------------
                       VICE PRESIDENT AND GENERAL COUNSEL
                       ----------------------------------
                                      TODCO
                                      -----
                 2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 800
                 ----------------------------------------------
                                HOUSTON, TX 77042
                                -----------------
                                 (713) 278-6000
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
   SECURITIES TO BE            AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
      REGISTERED                REGISTERED                SHARE (2)                 PRICE (2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
       CLASS A
     COMMON STOCK            3,000,000 SHARES               $13.53                 $40,590,000             $5,143
 (par value $.01 per
      share) (1)
---------------------------------------------------------------------------------------------------------------------
  Preferred stock                   ________                  ________                 ________              ________
purchase rights (3)
---------------------------------------------------------------------------------------------------------------------

Notes:

         1. Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any split in shares, dividend in shares or similar transaction with respect to these shares are also being registered hereunder.

         2. Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price of the Registrant's Class A common stock as reported on the New York Stock Exchange on February 5, 2004.

         3. Each share of our Class A common stock includes an associated preferred stock purchase right. Rights initially will trade together with the Class A common stock. The value attributable to the rights, if any, will be reflected in the market price of the Class A common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by TODCO, a Delaware corporation (the "Company"):

         1. The Company's prospectus, dated February 4, 2004, as filed with the Commission pursuant to Rule 424(b) of the Securities Act; and

         2. The description of the Company's Class A common stock, par value $.01 per share ("Class A common stock") contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on February 4, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filling of such documents.

         Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         EXPERTS. The consolidated financial statements and schedule of TODCO at December 31, 2002 and 2001 and the related Post-Transaction Merger consolidated statements of operations, comprehensive loss, equity and cash flows for the year ended December 31, 2002 and the period from February 1, 2001 to December 31, 2001, and the related Pre-Transocean Merger consolidated statements of operations, comprehensive loss, equity and cash flows for the period from January 1, 2001 to January 31, 2001 and the year ended December 31, 2000, appearing in the Company's Prospectus and Registration Statement on Form S-1 (No. 333-101921), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion of Mr. Randall A. Stafford is included in this registration statement as Exhibit 5.1. Mr. Stafford is our Vice President, General Counsel and Corporate Secretary and will receive upon closing of our initial public offering options to purchase 7,367 shares of our Class A common stock and 2,394 shares of our restricted stock.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         TODCO is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         TODCO's Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of and advancement of expenses to officers and directors to the fullest extent permitted by the Delaware General Corporation Law and include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things, (1) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make this determination, (2) specification of time periods by which some payments or determinations must be made and actions must be taken and (3) the establishment of specified presumptions in favor of an indemnitee. The benefits of some of these provisions are available to an indemnitee only if there has been a change in control.

TODCO also expects to enter into indemnification agreements with its directors and executive officers that will provide for similar benefits.

         All of TODCO's directors and officers will be covered by insurance policies maintained by TODCO against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

         An agreement between TODCO and Transocean, Inc. referred to as the Master Separation Agreement contains indemnification provisions under which we and Transocean each indemnify the other with respect to the liabilities of our businesses, breaches by the indemnifying party of the master separation agreement or any ancillary agreements and against liabilities arising from misstatements or omissions by the indemnifying party in the prospectus or the registration statement of which it is a part, as more fully described in the prospectus. The master separation agreement only requires Transocean to indemnify us for misstatements or omissions in the prospectus or the registration statement with respect to information regarding Transocean provided by Transocean in writing to us.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

         ITEM 8. EXHIBITS.

         (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference:

Exhibit
-------
Number                                     Description
------                                     -----------
4.1*              Third Amended and Restated Certificate of Incorporation
                  (incorporated herein by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-1 (Registration No.
                  333-101921)).

4.2* Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on
                  Forms S-1 (Registration No. 333-101921)).

4.3*              Form of Rights Agreement between TODCO and The Bank of New
                  York (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Forms S-1 (Registration
                  No. 333- 101921)).

4.4*              Form of Certificate of Designations of Series A Junior
                  Participating Preferred Stock (incorporated herein by reference to Exhibit A to Exhibit 3.3 to the Company's
                  Registration Statement on Forms S-1 (Registration No.
                  333-101921)).

4.5*              Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Company's Registration Statement on Forms
                  S-1 (Registration No. 333-101921)).

4.6*              TODCO Long Term Incentive Plan (incorporated by reference to
                  Exhibit 10.6 to the Company's Registration Statement on Forms
                  S-1 (Registration No. 333-101921)).

4.7               Form of Option Recipient Letter.

4.8               Form of Restricted Stock Recipient Letter.

                  The Company is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii) (A) of Item 601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the Commission upon request.

5.1               Opinion of Randall A. Stafford.

23.1              Consent of Randall A. Stafford (included in Exhibit 5).

23.2              Consent of Ernst & Young LLP.

24.1              Powers of Attorney.

* Incorporated herein by reference as indicated.

         ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filling of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filling of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 9th day February, 2004.

                                          TODCO

                                          By        /s/ Jan Rask
                                            ------------------------------------
                                                        Jan Rask
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2004.

             SIGNATURE                                        TITLE
             ---------                                        -----
          /s/ Jan Rask                    President and Chief Executive Officer and Director
----------------------------------        (Principal Executive Officer)
              Jan Rask

      /s/ T. Scott O'Keefe                Senior Vice President and Chief Financial Officer
----------------------------------        (Principal Financial Officer)
          T. Scott O'Keefe

      /s/ Dale W. Wilhelm                 Vice President and Controller
----------------------------------        (Principal Accounting Officer)
          Dale W. Wilhelm

                  *                       Director
----------------------------------
        Gregory L. Cauthen

                  *                       Director
----------------------------------
         Robert L. Long

                  *                       Director
----------------------------------
         J. Michael Talbert

* By: /s/ T. Scott O'Keefe
     -----------------------------
          T. Scott O'Keefe
          (Attorney-in-Fact)

                                INDEX TO EXHIBITS

Exhibit
-------
Number                                     Description
------                                     -----------
4.1*              Third Amended and Restated Certificate of Incorporation
                  (incorporated herein by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-1 (Registration No.
                  333-101921)).

4.2* Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on
                  Forms S-1 (Registration No. 333-101921)).

4.3*              Form of Rights Agreement between TODCO and The Bank of New
                  York (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Forms S-1 (Registration
                  No. 333- 101921)).

4.4*              Form of Certificate of Designations of Series A Junior
                  Participating Preferred Stock (incorporated herein by reference to Exhibit A to Exhibit 3.3 to the Company's
                  Registration Statement on Forms S-1 (Registration No.
                  333-101921)).

4.5*              Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Company's Registration Statement on Forms
                  S-1 (Registration No. 333-101921)).

4.6*              TODCO Long Term Incentive Plan (incorporated by reference to
                  Exhibit 10.6 to the Company's Registration Statement on Forms
                  S-1 (Registration No. 333-101921)).

4.7               Form of Option Recipient Letter.

4.8               Form of Restricted Stock Recipient Letter.

                  The Company is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii) (A) of Item 601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the Commission upon request.

5.1               Opinion of Randall A. Stafford.

23.1              Consent of Randall A. Stafford (included in Exhibit 5).

23.2              Consent of Ernst & Young LLP.

24.1              Powers of Attorney.

* Incorporated herein by reference as indicated.